EXHIBIT 10.2
                                  -------------


                                 AIRCRAFT LEASE
                                 (MSN 650-0084)

                          DATED AS OF AUGUST ___, 2003

                                     BETWEEN

                             SOUTHWEST CARTAGE, INC.
                                    AS LESSOR

                                       AND

                          ELITE FLIGHT SOLUTIONS, INC.
                                    AS LESSEE

This is Counterpart No. __ of a total of 3 counterparts. Only Counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart
No. 1.

                                TABLE OF CONTENTS

SECTION      1        Lease and Acceptance of Aircraft
SECTION      2        Conditions to Closing
SECTION      3        Term and Rent
SECTION      4        Quiet Possession and Use
SECTION      5        Disclaimer and Assignment of Warranties
SECTION      6        Representations, Warranties and Agreements of Lessee
SECTION      7        Net Lease
SECTION      8        Taxes
SECTION      9        Compliance and Use
SECTION      10       Loss or Damage
SECTION      11       Indemnification
SECTION      12       Assignment and Sublease
SECTION      13       Events of Default
SECTION      14       Remedies
SECTION      15       Notices
SECTION      16       Miscellaneous
SECTION      17       Amendments
SECTION      18       Truth in Leasing
                      EXHIBIT A - Definitions
                      Lease Supplement No. 1
                        Schedule No. 1 to Lease Supplement No. 1
                        Schedule No. 2 to Lease Supplement No. 1
                        Schedule No. 2-A to Lease Supplement No. 1 *
                      Lease Supplement No. 2
                      Insurance Addendum
                      Maintenance Addendum

* To be deleted from FAA filing copy and copy of lease to be placed on board the Aircraft

     This AIRCRAFT LEASE (together with all Supplements, Exhibits, Riders and Addenda hereto, the "LEASE") is made and entered into as of August ___, 2003 by and between SOUTHWEST CARTAGE, INC., a Delaware corporation ("LESSOR"), with a place of business at c/o AVPRO, Inc., 900 Bestgate Road, Suite 412, Annapolis, Maryland 21401 and ELITE FLIGHT SOLUTIONS, INC., a Delaware corporation ("LESSEE"), having its principal place of business and chief executive office at 5550 Bee Ridge Road, Suite E-3, Sarasota, Florida 34233. Certain capitalized terms as used in this Lease are defined in EXHIBIT A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

SECTION 1. LEASE AND ACCEPTANCE OF AIRCRAFT.

     Subject to the satisfaction of each condition set forth in Section 2, Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the same from Lessor for the Term hereof pursuant to the terms and conditions of this Lease.

     The execution by Lessee of Lease Supplement No. 1 shall evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of, this Lease and constitute Lessee's unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease. Except as may be expressly set forth herein, this Lease is non-cancelable and non-terminable by Lessee.

SECTION 2. CONDITIONS TO CLOSING.

     (a) CONDITIONS PRECEDENT. Lessor's obligations to lease the Aircraft to Lessee shall each be subject to and conditioned upon all of the following conditions being satisfied:

         (i) Lessor shall have received the Closing Documents set forth on Lease Supplement No. 2 hereto, all in form and substance satisfactory to Lessor.

         (ii) Lessee's acceptance of the Aircraft on or before the Acceptance Date.

         (iii) In addition to the above listed conditions precedent, Lessee covenants and agrees that upon Lessor's acknowledgment that all the conditions to the lease as aforestated have been satisfied, Lessee shall authorize the release from escrow to Lessor of the documents held by FAA Counsel on behalf of Lessee and shall authorize FAA Counsel to file and record all appropriate documentation with the FAA on the Acceptance Date.

     (b) CONDITIONS SUBSEQUENT. Lessee shall comply with the Conditions Subsequent set forth in Lease Supplement No. 2 hereto.

SECTION 3. TERM AND RENT.

     (a) The leasing of the Aircraft by Lessor to Lessee shall commence on the Acceptance Date and end on the Expiration Date each as set forth on Schedule No. 2 to Lease Supplement No. 1.

     (b) Lessee shall pay to Lessor as basic rent (herein referred to as "BASIC RENT") the following:

         (i) On the Acceptance Date, $15,126.65 as and for the costs and expenses incurred by Lessor in connection with any inspections and/or demonstration and test flights conducted by or on behalf of Lessee in connection with this Lease.

         (ii) On the First Basic Rent Date and on each Basic Rent Date thereafter, to and including the Last Basic Rent Date, an amount equal to the Basic Rent set forth on Schedule 2-A to Lease Supplement No. 1.

         (iii) After the Expiration Date until the payment of the amounts set forth in (e) below, an amount equal to the Basic Rent. Such amount shall be payable from and after the Expiration Date until the payment of the amounts set forth in (e)



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below. Such amount shall be payable on the same dates and with the same frequency as Basic Rent was payable during the Term.

     (c) In addition, Lessee shall pay to Lessor the following amounts (herein referred to as "SUPPLEMENTAL RENT" and, together with all Basic Rent, collectively as "RENT"): (i) any other amount payable hereunder which Lessee assumes the obligation to pay, or agrees to pay, under this Lease to Lessor or others, including, without limitation, any amounts due pursuant to Section 6 (k) hereof; (ii) on the date provided herein, any amount payable hereunder as Casualty Value and/or any amounts due pursuant to any Exhibit, Rider or Addendum hereto plus any and all amounts regarding the same; (iii) interest at the lesser of the Late Payment Rate or the highest rate of interest permitted by applicable law for the number of days actually elapsed on any amount payable hereunder not paid when due, plus, if not paid when due, as an administrative and late charge, an amount equal to the Administrative Charge. The expiration, cancellation or other termination of Lessee's obligation to pay Basic Rent hereunder shall not terminate, limit or modify the obligations of Lessee with respect to Supplemental Rent, which shall survive such expiration, cancellation or other termination of the Lease.

     (d) All payments of Rent or other amounts required hereunder shall be made to Lessor in immediately available United States funds on the date payable hereunder at the address designated by Lessor for payment, by wire transfer to an account specified by Lessor or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee.

     (e) END OF TERM. Lessee shall purchase the Aircraft at the expiration of the Term for an amount, payable in immediately available funds, equal to $3,150,000.00 (the "END OF TERM PAYMENT") plus any applicable sales, excise or other taxes imposed as a result of such sale (other than Lessor's gross or net income taxes attributable to such sale) together with any Basic Rent due and payable on or before such Basic Rent Date and all accrued and unpaid Rent then due and owing. Lessor's sale of the Aircraft shall be on an "AS-IS WHERE-IS" BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER, BY, OR RECOURSE TO, LESSOR.

SECTION 4. QUIET POSSESSION AND USE.

     Lessor warrants that during the term of this Lease, so long as no Event of Default or Default has occurred and is continuing hereunder, Lessee's possession and use of the Aircraft shall not be divested or interfered with by Lessor or anyone claiming by, through or under Lessor.

     The warranty set forth hereinabove is in lieu of all other warranties of Lessor, whether written, oral or implied, with respect to this Lease or the Aircraft, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 7 hereof, which obligations are and shall remain absolute, irrevocable and unconditional under all events and circumstances whatsoever.

SECTION 5. DISCLAIMER AND ASSIGNMENT OF WARRANTIES.

     LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND LESSEE EXPRESSLY AGREES THAT IT IS LEASING THE AIRCRAFT FROM LESSOR IN AN "AS IS" CONDITION. LESSEE FURTHER ACKNOWLEDGES THAT THE LESSOR HAS NOT MANUFACTURED THE AIRCRAFT. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXCEPT FOR THE WARRANTY OF QUIET POSSESSION AND
USE), EITHER EXPRESS OR IMPLIED, AS TO THE AIRCRAFT, ANY PART THEREOF, ANY RECORDS, OR ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, CONDITION, CAPACITY OR DURABILITY OF THE AIRCRAFT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, USE OR OPERATION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS, TITLE, SAFETY, THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE AIRCRAFT WITH THE REQUIREMENTS OF ANY LAW, RULE, REGULATION OR STANDARD PERTAINING THERETO, OR THE CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT RELATING THERETO OR ANY INTERFERENCE OR ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR, FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE AIRCRAFT OR ANY PART THEREOF OR ANY DIRECT OR



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INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM OR FOR ANY DIRECT,
INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE, ANY LOSS OF BUSINESS OR PROFITS OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF) CAUSED BY THE AIRCRAFT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER.

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE.

     Lessee represents, warrants and agrees as follows:

     (a) DUE ORGANIZATION. Lessee has the form of business organization indicated in the caption of this Lease and is duly organized and existing in good standing under the laws of the state listed in the caption of this Lease and is duly qualified to do business wherever necessary to carry on its present business and operations, including, without limitation, the Primary Hangar Location, and to own its property.

     (b) DUE AUTHORIZATION; NO VIOLATION. This Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, member or partner approval, does not require the approval of, or the giving notice to, any Federal, state, local or foreign governmental authority (including, without limitation, the Department of Transportation and/or the FAA) and does not contravene any law binding on Lessee or contravene any provision of, or constitute a default under any certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound.

     (c) ENFORCEABILITY. This Lease has been duly executed and delivered by authorized representatives of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

     (d) FURNISHING OF INFORMATION. Lessee agrees that it shall furnish from time to time to Lessor such information relating to Lessee, its subsidiaries and/or affiliates, as Lessor shall reasonably request.

     (e) NAME AND LOCATION OF CHIEF EXECUTIVE OFFICES. The chief executive offices and principal place of business of Lessee is located at the address set forth in the first paragraph of this, and Lessee agrees to give Lessor thirty
(30) days' prior written notice of any relocation of said chief executive offices or principal place of business from its present location, or of any change in its name or identity.

     (f) DOCUMENTS ON BOARD. A current and valid Registration Application or Certificate of Aircraft Registration and Standard Airworthiness Certificate (FAA Form AC 8100-2) pertaining to the Aircraft and a copy of this Lease and the Lease Supplements, will be kept on board the Aircraft at all times during the Term. In addition, for all operations outside the continental United States, the Lessee shall maintain either a permanent and valid Certificate of Registration or a current and valid "fly-time wire" (FAA Standard Form 14) on board the Aircraft.

     (g) TAXES. Lessee has filed or caused to be filed and will continue to file all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid and will continue to pay all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by Lessee, to the extent that such taxes have heretofore or in the future become due and payable.

     (h) POSSESSION AND LIENS. Lessee will not sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of the Aircraft, Engine or Part (except for delivery of possession of the Aircraft or any Engine or Part to another Person for testing, service, repair, maintenance, overhaul or, to the extent permitted hereby, alteration or modification), or attempt or offer to do any of the foregoing. Lessee will not directly or indirectly, voluntarily or involuntarily, create, incur, assume or suffer to exist any Liens on or with respect to the Aircraft



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or any Part, Lessor's interest therein (and Lessee will promptly, at its own expense, take such action as Lessor deems necessary or advisable to duly discharge any such Lien), except Permitted Liens. In the event that Lessee fails to take action to discharge or remove any such Lien, Lessor may take such action as it deems necessary or appropriate to discharge or remove such Lien. Lessee shall reimburse Lessor on demand for any costs incurred by Lessor in connection with such action together with interest at the Late Payment Rate. Lessor's rights hereunder are in addition to, and not in derogation of, any other rights that Lessor may have hereunder, at law or in equity.

     (i) GOOD TITLE. Lessee will cause the Airframe to be registered in the records of the Aircraft Registry of the FAA in the name of Lessee at all times during the Term. At all times during the Term, the records of the Aircraft Registry of the FAA shall reflect that Lessor has a duly perfected interest in the Aircraft free and clear of all Liens other than any Liens created in favor of or by Lessor.

     (j) INCIDENTAL USE. The operation of the Aircraft by Lessee is incidental to and within the scope of a business purpose of Lessee (other than the business of transportation by air). At no time during the term shall the Aircraft be a "foreign civil aircraft" within the meaning of Section 375.1 of the Aviation Economic Regulations (14 CFR Section 375.1).

     (k) MSP CONTRACT. Throughout the Term, on or before the fifth day of each calendar month Lessee shall provide Lessor with a report of the hourly usage of the Engines for the preceding calendar month. For each hour of each Engine's use, Lessee shall, on or before the fifth day of each calendar month, remit to Lessor an amount equal to $140.71 (or such other amount as shall be the current hourly Engine use charge payable by Lessor pursuant to the MSP Contract). Lessee shall not take any actions or fail to take any actions so as to cause the MSP Contract to terminate, lapse, expire or become invalid.

SECTION 7. NET LEASE.

     This Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent hereunder and the rights of Lessor in and to such Rent, shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination, modification or repudiation by Lessee or any abatement, reduction, setoff, defense, counterclaim, recoupment, course of dealings, course of conduct or statements or actions of Lessor relating to the administration of this Lease or the enforcement thereof or any documents, agreements or certificates entered into pursuant thereto (collectively, "ABATEMENTS") for any reason or under any circumstance whatsoever, including, without limitation, Abatements due to any present or future claims of Lessee against Lessor, its successors and assigns whether under this Lease or otherwise, the Manufacturer, or any other Person for whatever reason. Lessee hereby waives any and all existing and future claims to any Abatement against such Rent, and agrees to pay all such Rent regardless of any Abatement which may be asserted in connection with this Lease, the Aircraft or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, the Aircraft or any part thereof from whatsoever cause, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all Rent payable to Lessor hereunder shall be, and continue to be, payable in all events unless and until the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

SECTION 8. TAXES.

     Lessee agrees to: (i) file directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Aircraft and shall pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Aircraft directly to the appropriate taxing authorities and (ii) (a)



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pay when due as requested by Lessor and (b) defend and indemnify each Indemnitee against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon the Aircraft or with respect to landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor)(the items referred to in (i) and (ii) above being referred to herein as "IMPOSITIONS"). Any Impositions which are not paid when due and that are paid by any Indemnitee shall, at such Indemnitee's option, become immediately due from Lessee to such Indemnitee. Notwithstanding the foregoing, Lessee shall pay, indemnify each Indemnitee for and hold each such Indemnitee harmless on a net after-tax basis from and against, all Impositions on or measured by the net income of any such Indemnitee imposed against such Indemnitee by any local or foreign government or other local or foreign taxing authority if and to the extent that such Indemnitee would not have incurred such Impositions but for the operation or presence of the Aircraft within the jurisdiction asserting an Imposition.

SECTION 9. COMPLIANCE AND USE.

     Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and/or the Aircraft, its use or possession. The Aircraft shall be used in furtherance of Lessee's business or other objectives. The Aircraft shall be used solely in a passenger configuration for which Lessee is duly authorized by the FAA. Lessee will not operate or permit the Aircraft to be operated at any time or in any geographic area when or where insurance required by the provisions hereof shall not be in effect. Lessee will not operate or permit the Aircraft to be operated in a manner, for any time period, such that Lessor or a third party (except, where expressly permitted hereunder, an air carrier or air taxi operator certificated under Part 121 or Part 135 of the Federal Aviation Regulations) shall be deemed to have "operational control" of the Aircraft. Throughout the Term, the possession, use and maintenance of the Aircraft shall be at the sole risk and expense of Lessee and the Aircraft shall be based at the Primary Hangar Location set forth in Schedule No. 2 to Lease Supplement No. 1. At all times the Aircraft will be operated only by duly qualified, currently certificated pilots as required by the insurance policies required under this Lease. All such pilots shall be type-rated for the Aircraft by either Flight Safety International or SimiFlite. IN ADDITION, EXCEPT AS EXPRESSLY PERMITTED BY THE FOLLOWING PARAGRAPH, THE AIRCRAFT SHALL NOT BE OPERATED, USED OR LOCATED OUTSIDE THE CONTINENTAL UNITED STATES.

     Notwithstanding the foregoing, Lessor agrees that the Aircraft may be flown temporarily to any country in the world in connection with the conduct of Lessee's business; PROVIDED, HOWEVER, that in no event may the Aircraft temporarily fly, be operated, used or located in, to or over any such country or area (1) which is excluded from coverage by any insurance policy in effect with respect to such Aircraft or by any insurance policy required by the terms hereof or any country or area not specifically and fully covered by such insurance; (2) in a recognized or threatened area of hostility unless fully covered to Lessor's satisfaction by hull, political, expropriation, hijacking and war risk insurance or (3) in violation of any applicable law (including all statutes, treaties, conventions, judgments, decrees, injunctions, writs and orders of any court, governmental body, instrumentality, agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, but not limited to, any United States law or United Nations Security Council Directive, or permit the Aircraft to be operated in any manner unless the insurance coverages set forth herein are in full force and effect.

     In the event that the Aircraft is flown more than one hundred fifty (150) hours in any three consecutive calendar month period, Lessee shall pay to Lessor the sum of $100,000.00 for each and every three consecutive calendar month period in which the one hundred fifty hour limitation is exceeded. Upon receipt of each such payment by Lessor, the amount of the End of Term Payment shall be reduced by the amount of such payment.

SECTION 10. LOSS OR DAMAGE.



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     (a) EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT. Upon the occurrence of any
Event of Loss with respect to the Airframe and/or Aircraft, Lessee shall notify Lessor of any such Event of Loss within five (5) days of the date thereof. On the next Basic Rent Date following the date of such notice (or, if such Event of Loss occurs after the Last Basic Rent Date, within thirty (30) days after such notice), Lessee shall pay to Lessor any Rent then due, plus the Casualty Value of the Aircraft determined as of the Basic Rent Date immediately following the date of such notice, together with interest at the Late Payment Rate for the period (if any) from the Basic Rent Date following the date of such notice through the date of payment. Upon making such payment and all Rent due an owing, Lessee's obligation to pay further Basic Rent for the Aircraft subsequent to such payment shall cease, but Lessee's obligation to pay Supplemental Rent as well as any other amounts due under this Lease, if any, for the Aircraft shall remain unchanged. Except in the case of loss, permanent disappearance, destruction or Return to Manufacturer, and unless possession thereof is required to be delivered to a third party insurance carrier in order to settle an insurance claim, upon making such payment and all Rent due and owing, Lessee shall be entitled to recover possession of the Aircraft and Lessee shall be entitled to any salvage value in excess of the Casualty Value paid to Lessor. In the event of a Return to Manufacturer, Lessor agrees that Lessee shall receive and retain all amounts payable to Lessor by the Manufacturer up to the amount, if any, of the Casualty Value actually paid by Lessee hereunder, and that Lessee shall retain any excess. With respect to a Requisition of Use, Lessor agrees that Lessee shall receive and retain all amounts paid by any governmental authority up to the Casualty Value actually paid by Lessee hereunder, and any excess shall be paid over to, and retained by, Lessee. Lessor shall be under no duty to Lessee to pursue any claim against any Person in connection with an Event of Loss, but Lessee may at its own cost and expense and with Lessor's prior written consent pursue the same on behalf of Lessor in such manner as may be reasonably acceptable to Lessor.

     (b) EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon an Event of Loss with respect to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe upon which such Engine was installed, Lessee shall give Lessor prompt written notice thereof and shall within thirty
(30) days after the occurrence of such Event of Loss, deliver to Lessor a similar or better engine of the same make and model number as the Engine suffering the Event of Loss which engine shall be subject in all respects to the terms and conditions of this Lease. Such engine shall be free and clear of all Liens, have a value, utility, and useful life at least equal to, and be in as good an operating condition as, the Engine suffering the Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee, at its own cost and expense, shall furnish Lessor with such documents to evidence such conveyance as Lessor shall request. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee, without recourse, representation or warranty of any kind whatsoever other than as to Lessor's Liens, all of Lessor's right, title and interest, if any, in and to the Engine suffering the Event of Loss. SUCH TRANSFER SHALL BE "AS-IS, WHERE-IS" AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ENGINE SO TRANSFERRED TO LESSEE other than as to Lessor's Liens. Each such replacement engine shall, after such conveyance be deemed an "ENGINE" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereby. No Event of Loss with respect to an Engine shall result in any reduction or delay in the payment of Basic Rent or relieve Lessee of any obligation under this Lease.

     (c) RISK OF LOSS. Except as otherwise specifically provided in this Section, Lessee shall bear the risk of loss, damage or partial destruction of the Aircraft and shall not be released from its obligations hereunder in the event of any damage to the Aircraft or any part thereof or any Event of Loss relating thereto.

SECTION 11. INDEMNIFICATION.

         Lessee assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless each Indemnitee, on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind



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and nature whatsoever ("CLAIMS") which may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this Lease or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer's, vendor's or dealer's warranties on the Aircraft or any part thereof, (including, without limitation, any warranty of any Manufacturer), the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, management, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement).

     Notwithstanding the foregoing, Lessee shall not be required to indemnify any Indemnitee for (a) any Claim caused solely and directly by the gross negligence or willful misconduct of such Indemnitee or (b) any Claim in respect of the Aircraft arising from acts or events which occur after (x) possession of the Aircraft has been redelivered to Lessor (which return and delivery shall be in full and complete compliance with the terms of this Lease) and (y) any and all other obligations of any kind whatsoever of the Lessee under this Lease which have been fully paid and/or performed, as the case may be, unless any such Claims were caused by Lessee (or any stockholder, director, officer, employee, successor, assignee, agent or servant of the Lessee) or resulted or arose, directly or indirectly, from any acts, events or omissions of any kind whatsoever during the Term of this Lease.

     The liability of Lessee to make indemnification payments shall, notwithstanding any expiration, cancellation or other termination (whether voluntary, as the result of a Default or Event of Default, or otherwise) of this Lease, continue to exist until such indemnity payments are irrevocably made in full by Lessee and received by the appropriate Indemnitee. If any Claim is made against Lessee or any Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

     Notwithstanding the foregoing, Lessee's indemnification obligations with respect to Impositions are set forth in Section 8 hereto.

SECTION 12. ASSIGNMENT AND SUBLEASE.

     LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR LESSOR'S INTEREST IN AND TO THE LEASE OR THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR SHALL BE NULL AND VOID. IN ADDITION, LESSEE SHALL NOT ENTER INTO ANY INTERCHANGE AGREEMENT AFFECTING THE AIRCRAFT OR RELINQUISH POSSESSION OF THE AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE OR PART, OR PERMIT ANY ENGINE OR PART TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME LEASED HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN. In addition, the foregoing shall be not be deemed to prohibit the delivery of possession of the Aircraft, any Engine or Part to another Person for testing, service, repair, maintenance, overhaul or, to the extent permitted hereby, alteration or modification. No acceptance, assignment, subletting, relinquishment or installation shall in any event relieve Lessee of primary, absolute and unconditional liability for its duties and obligations under this Lease.

     Notwithstanding the foregoing, Lessor hereby acknowledges that the Lessee has or will enter into a management agreement with American Air Network, Inc. ("CHARTER Operator") whereby Charter Operator will charter the aircraft to third parties. Except as expressly set forth in the preceding sentence, without the prior written consent of Lessor, Lessee shall not operate or permit the Aircraft to be operated under Part 135 of the Federal Aviation Regulations.

     Lessor, may at any time, with or without notice to Lessee, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Lease or the Aircraft or any Rent or other sums due or to become due hereunder and Lessee shall perform all of its obligations under this Lease for the benefit of such creditor, secured party, transferee or assignee (hereinafter an "ASSIGNEE") except that the interest of any such Assignee shall be subject to Lessee's rights of use and possession, renewal rights, and purchase options, if any, hereunder, so long as no Default or Event of Default has occurred and is continuing hereunder.

     This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by (a) Lessor and its successors, assigns, Assignees, agents and servants and (b) Lessee and its successors and, to the extent expressly permitted by Lessor, assigns.

SECTION 13. EVENTS OF DEFAULT.

     The term "EVENT OF DEFAULT", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

     (a) Lessee shall fail to make any payment of Rent, Casualty Value, if applicable, and/or any amount due pursuant to any Rider, Exhibit or Addendum hereto within ten (10) days after any or all of the same shall become due and payable, or, upon demand, any other amount required to be paid herein or under any other agreement with Lessor; or

     (b) Lessee shall fail to keep in full force and effect any of the insurance required hereunder, or shall operate the Aircraft at a time when, or at a place in which, such insurance shall not be in effect; or

     (c) Lessee shall fail to perform or observe any covenant, condition or agreement, (other than those specifically referred to in this Section) required to be performed or observed by it under this Lease, any Rider, Exhibit or Addendum hereto or any other agreement, document or certificate delivered by or on behalf of Lessee in connection herewith, and such failure shall continue for ten (10) days after written notice thereof from Lessor to Lessee; or

     (d) Any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be or to have been false or incorrect in any material respect; or

     (e) The commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee and/or Charter Operator or any of their respective properties or businesses, (which, in the case of a proceeding commenced against Lessee and/or Charter Operator, as the case may be, has not been dismissed within sixty [60] days of the filing thereof) the appointment of a trustee, receiver, liquidator or custodian for Lessee and/or Charter Operator or any of their respective properties or businesses, if Lessee and/or Charter Operator suffers the entry of an order for relief under Title 11 of the United States Code or the making by Lessee and/or Charter Operator of a general assignment or deed of trust for the benefit of creditors; or

     (f) Lessor shall determine, in its sole discretion and in good faith, that there has been a material adverse change in the business, operations or financial condition of the Lessee since the date of this Lease or that Lessee's ability to make any payment hereunder promptly when due or otherwise comply with the terms of this Lease or any other agreement between Lessor and Lessee is impaired; or

     (g) Except as expressly permitted hereunder, Lessee shall or shall attempt to remove, sell, transfer, charter, interchange, convey, pledge, mortgage, encumber, part with possession of, assign or sublet (with or without one or more crewmembers) the Aircraft or any part thereof, use the Aircraft for an illegal purpose or permit the same to occur or Lessee shall create, incur, assume or suffer to exist any Lien

(other than Permitted Liens) with respect to the Aircraft, this Lease or Lessor's interests thereunder.

     (h) Any failure of Lessee to fully and timely comply with any of the terms or provisions of that certain Consent to Lease and Assignment dated as of August __, 2003 between Fleet Capital Corporation, Lessor and Lessee or that certain FAA Assignment dated as of August __, 2003 between Fleet Capital Corporation, Lessor and Lessee.

     (i) Any failure of either Lessee or Charter Operator to fully and timely comply with any of the terms or provisions of that certain Consent to Charter dated as of August __, 2003 between Fleet Capital Corporation, Charter Operator, Lessor and Lessee.

     Lessee shall promptly notify Lessor of the occurrence of any Default or Event of Default.

SECTION 14. REMEDIES.

     (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default (provided that no such declaration shall be a condition to any suit against Lessee for specific performance of a defaulted covenant or for damages in respect of such default upon such occurrence or at any time thereafter), and at any time thereafter, whether or not such Event of Default shall be continuing, Lessor may exercise any one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect:

         (i) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for breach thereof.

         (ii) By notice cancel or terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided and thereupon
(A) if so requested by Lessor, Lessee shall at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate and in the condition required upon the return thereof pursuant to and in accordance with the terms of this Lease, (B) Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same, together with any Engines and Parts by self-help, summary proceedings or otherwise without any liability of any kind whatsoever on the part of Lessor for or by reason of such entry or taking of possession and Lessee hereby waives any cause of action it may have arising from, or in connection with, the foregoing and/or (C) Lessee will provide storage as set forth in this Lease. In addition, upon the written request of Lessor, Lessee, at its expense, will replace any engine installed on the Airframe with an Engine. Lessee shall, without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor has declared this Lease to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft, computed as of the Basic Rent Date immediately following the date on which Lessor has declared this Lease to be in default (plus all costs, charges and expenses including, legal fees and disbursements incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of any of Lessor's remedies with respect thereto or otherwise).

     Following the return of the Aircraft to Lessor pursuant to this subparagraph (ii), Lessor shall proceed at its option to sell or otherwise dispose of the Aircraft by public or private sale, with or without notice, and without having the Aircraft present at the place of sale and in such manner as it shall deem appropriate, provided that Lessor, if it so elects, may purchase the Aircraft at such sale for a price not less than the highest bona fide bid given by a Person unrelated to Lessee. Lessee waives all its rights under laws governing such sale to the extent permitted by law. Lessor may apply any deposit or other cash collateral or sale or remarketing proceeds of the Aircraft at any time to reduce any amounts due to Lessor. Notwithstanding the foregoing, Lessor may at its option and in its sole discretion keep idle, lease, or use or operate all or part of the Aircraft without any liability whatsoever and may use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs or any other matter whatsoever. The net proceeds of such sale or lease as provided above shall be applied by Lessor (x) first, to pay all costs, charges and expenses, including the cost of discharging all Liens, on the Aircraft and all legal fees and disbursements incurred by Lessor as a result of the Event of Default and/or the exercise of its remedies with respect thereto, (y) second, to pay to Lessor an amount equal to any unpaid Rent due and payable and the Casualty Value, to the extent not previously paid and (z) third, to reimburse Lessee for the Casualty Value to the extent paid by Lessee as liquidated damages. Lessor shall retain any surplus remaining thereafter. To the extent that all Rent then due and payable with respect to the Aircraft and the Casualty Value have not been previously paid, Lessee shall forthwith pay upon demand to Lessor the sum of
(AA) the amount by which (1) the sum of (aa) all Rent then due and payable with respect to the Aircraft, (bb) the Casualty Value or portion thereof not theretofore paid and (cc) the amount payable under clause (x) of the preceding sentence exceeds (2) the net proceeds of the sale or lease of the Aircraft actually received by the Lessor and (BB) interest at the Late Payment Rate on the full amount of said Casualty Value and Rent then due and unpaid, computed from the date such sums are due until the same are paid by Lessee. For purposes of computing liquidated damages under this subparagraph (ii) only, the proceeds of any releasing of the Aircraft shall be determined by discounting to present value, at the rate of twelve and one-half percent (12.5%) per annum, the periodic rentals which are payable to Lessor pursuant to such re-lease, up to and including the expiration of the term of any such re-lease.

     If any Default or Event of Default occurs or if Lessee fails to perform or comply with any of its agreements contained herein, Lessor shall have the right, but shall not be obligated, to effect such performance or compliance and the amount of any out-of-pocket expenses and other reasonable expenses of Lessor incurred in connection with the performance of or compliance with such agreements, as the case may be, together with interest thereon at the Late Payment Rate, shall be payable by Lessee promptly upon demand, and any such action by Lessor shall not be deemed a cure or waiver of any Default or Event of Default hereunder.

     (b) Lessee shall be liable for all costs, charges and expenses, including legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default, the exercise of any of Lessor's rights or remedies with respect thereto or otherwise.

     (c) Lessee hereby waives, to the maximum extent now or hereafter permitted by applicable law, for itself and for its successors or assigns any and all rights Lessee or Lessee's successors or assigns may have following an Event of Default under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft or relief from the payment of Rent therefor or otherwise with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession shall entitle Lessor to the immediate return of the Aircraft and to liquidated damages calculated in the manner provided for in subsection 14(a)(ii) hereof with respect to an Event of Default.

     (d) No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor at law or in equity, including, without limitation, such rights and/or remedies as are provided for in the UCC. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein. All remedies set forth herein shall survive the expiration or other termination of this Lease for any reason whatsoever.

     (e) To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft in mitigation of Lessor's damages as set forth in this Section or which may otherwise limit or modify any of Lessor's rights or remedies under this Section. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by
Section 2A-508 to 2A-522 (inclusive) of the UCC, including, without limitation, any rights of Lessee (a) to cancel or repudiate this Lease or any supplement or any document relating thereto, (b) to reject or revoke acceptance of the Aircraft or any component thereof and (c) to recover from Lessor any general or consequential damages, for any reason whatsoever.

SECTION 15. NOTICES.

     All communications and notices provided for herein shall be in writing and shall become effective (i) upon hand delivery, (ii) upon delivery by an overnight delivery service, (iii) upon two (2) Business Days after being deposited in the United States mail with proper postage for first-class mail prepaid, sent by registered or certified mail, return receipt requested, and addressed to Lessor or Lessee at their respective addresses set forth under the signatures hereto or such other address as either party may hereafter designate by written notice to the other or (iv) or when sent by telecopy (with customary confirmation of receipt of such telecopy) on the Business Day when sent or upon the next Business Day if sent on other than a Business Day.

SECTION 16. MISCELLANEOUS.

     Any provision of this Lease which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision hereof prohibited or unenforceable in any respect.

     This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. The division of this Lease into sections, the provision of a table of contests and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease. The actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, however this Lease shall be effective as of the date first above written.

     In order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created, of any kind whatsoever, Lessee hereby grants and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to this Lease and any present and future subleases, management agreements, interchange agreements, charter agreements and any other present and future agreements of any kind whatsoever relating to the Aircraft or any part thereof and any and all proceeds of any and all of the foregoing, including insurance, goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations, and all present and future books and records relating to any of the foregoing, such Aircraft (including, without limitation, all tapes, cards, computer programs, computer runs and computer data in the possession or control of the Lessee, any computer service bureau or other third party). In order to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created of any kind whatsoever, Lessee shall be deemed to have hereby granted and conveyed, and for such express purposes Lessee hereby grants and conveys to Lessor, a security interest in and lien on Lessee's interest in the Aircraft, and all present and future parts, accessories, accessions and attachments thereto, and all present and future replacements, substitutions and exchanges (including trade-ins) therefor, together with proceeds of all the foregoing, including goods, accounts chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations, and all of Lessee's rights in and to any of the foregoing. The security interests and lien granted herein shall survive the termination or expiration of this Lease for any reason whatsoever and shall remain in full force and effect until such time as Lessee has no further obligations of any kind whatsoever under this Lease.

     Lessee will promptly and duly execute and deliver to Lessor and any assignee, mortgagee and/or lender of the Lessor, such other documents and assurances, including, without limitation, such amendments to this Lease as may be reasonably required by Lessor (and by any assignee, mortgagee and/or lender of the Lessor), and UCC financing statements, continuation statements and control agreements, and will take such further action as Lessor or any such assignee, mortgagee and/or lender may from time to time request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and of any such assignee, mortgagee and/or lender. Lessee irrevocably authorizes Lessor to file and record and Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents (including, without limitation, any UCC financing statements and/or UCC amendments) and to take any action as Lessor (and any such assignee, mortgagee and/or lender) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto. Lessee hereby irrevocably ratifies the foregoing authorization and appointment with regard to the execution, delivery and filing of any instrument or documents (including, without limitation, any UCC financing statements and/or UCC amendments) and the taking of any action as Lessor (and any such assignee, mortgagee and/or lender of the Lessor) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto. Lessee hereby further covenants and agrees that it shall not file any corrective or termination statements with respect to any UCC financing statements recorded by or for the benefit of Lessor with respect to the Aircraft any other property or collateral related thereto or this Lease without Lessor's prior written consent. Lessee hereby further agrees that any signature, execution and delivery of any document or instrument may be satisfied, in Lessor's sole discretion and to the extent permitted by the UCC, by authentication of such document or instrument as a record within the meaning of
Article 9 of the UCC.

     Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. For purposes of 49 USC Section 44108 (c), Lessor and Lessee intend, by virtue of the Lessor having countersigned and accepted the Lease in Rhode Island and by virtue of this Lease being delivered for closing purposes to Lessor's office in Annapolis Maryland, that this Lease has been executed and delivered in Maryland. In all other respects, this Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law, including all matters of construction, validity and performance. Lessee hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Lease may be instituted or brought in the courts of the State of New York or the United States District Court for the Southern District of New York, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. To the extent permitted by applicable law, this Lease shall be deemed a "finance lease" under Section 2A-103(g) of the UCC. LESSEE ACKNOWLEDGES AND AGREES THAT THIS LEASE IS A COMMERCIAL TRANSACTION. LESSEE ALSO HEREBY KNOWINGLY AND FREELY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

SECTION 17. AMENDMENTS.

     This Lease, and each related instrument, document, agreement and certificate, collectively constitute, and are intended to collectively constitute, the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the purchase and leasing of the Aircraft. The Lease cancels and supersedes any and all prior or contemporaneous oral or written understandings, memoranda, negotiations, communications and agreements with respect thereto including, without limitation, any proposal letter, commitment letter and/or term sheet delivered to the Lessee by Lessor, unless, with respect to any such written materials only, any term and/or condition thereof expressly supersedes any term and/or condition of this Lease.

     The execution hereof on behalf of Lessee and Lessor shall be deemed to constitute the acceptance by Lessee and Lessor of the terms and conditions of Exhibit A hereto and each and every Addendum set forth hereto as if each of such Exhibit A and Addendum was separately and individually executed on behalf of such party hereto.

     NO TERM OR PROVISION OF THIS LEASE MAY BE AMENDED, ALTERED, WAIVED, DISCHARGED OR TERMINATED ORALLY, EXCEPT IN A WRITING SIGNED BY A DULY AUTHORIZED OFFICER OF THE PARTY AGAINST WHOM THE ENFORCEMENT OF THE AMENDMENT, ALTERATION, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT.

                                -----------------
                                LESSEE'S INITIALS

SECTION 18. TRUTH IN LEASING.

     THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSEE CERTIFIES THAT DURING THE 12 MONTHS (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PARTS 91 AND/OR 135, AS APPLICABLE, OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THE LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH IMMEDIATELY BELOW, ACTING BY AND THROUGH THE SIGNATORY HERETO, WHO EXECUTES THIS SECTION SOLELY IN HIS CAPACITY OF THE LESSEE SET FORTH BELOW HIS SIGNATURE, CERTIFIES THAT LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE (WHILE IT HAS POSSESSION OF THE AIRCRAFT), UNLESS THE AIRCRAFT IS SUBLEASED TO AN AIR CARRIER OR AIR TAXI OPERATOR CERTIFICATED UNDER
PART 121 OR PART 135, RESPECTIVELY, OF THE FARS IF AND TO THE EXTENT SUCH SUBLEASE IS PERMITTED HEREUNDER. THE LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS, PROVIDED HOWEVER, THAT THE LESSEE SHALL NOT BE DEEMED TO BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR SO LONG AS THE AIRCRAFT IS IN POSSESSION OF ANY SUBLESSEE THAT IS CERTIFICATED UNDER PART 121 OR PART 135 OF THE FARS IF AND TO THE EXTENT SUCH SUBLEASE IS PERMITTED HEREUNDER. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

     IN WITNESS WHEREOF, the parties hereto have caused the Lease to be duly executed by their respective officers thereunto duly authorized.

Lessor:                                       Lessee:
SOUTHWEST CARTAGE, INC.                       ELITE FLIGHT SOLUTIONS, INC.


By:                                           By:
    ----------------------------                  -----------------------------

Title:                                        Title:
       -------------------------                     --------------------------

Print Name:                                   Print Name:
            --------------------                          ---------------------

Date:  August    , 2003                       Date:  August    , 2003
              ---                                           ---

Address:    c/o AVPRO, Inc.                    Address: 5550 Bee Ridge Road
            900 Bestgate Road, Suite 412                Suite E-3
            Annapolis, Maryland 21401                   Sarasota, Florida 34233

This is Counterpart No. __ of a total of 3 counterparts. Only Counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart
No. 1.

                                    EXHIBIT A

                                   DEFINITIONS

     (a) All References in the Lease to designated Sections and other subdivisions are to such designated Sections and other subdivisions only, and the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to the Lease as whole and not to any particular Section or other subdivision.

     (b) Except as otherwise indicated, all the agreements and instruments defined herein or in the Lease shall mean such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be waived or modified to the extent permitted by, and in accordance with, the terms thereof.

     (c) The terms defined herein and in the Lease shall, for purposes of the Lease and all Lease Supplements, Schedules and Exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular as the context requires.

     (d) The following terms shall have the following meanings for all purposes of the Lease:

     BASIC RENT DATE, EXPIRATION DATE, FIRST BASIC RENT DATE, LAST BASIC RENT DATE, PRIMARY HANGAR LOCATION, AND RENT COMMENCEMENT DATE shall have the meanings set forth in Schedules 2 and 2-A to Lease Supplement No. 1 to the Lease.

     ABATEMENTS shall have the meaning set forth in Section 7 of the Lease.

     ACCEPTANCE DATE shall mean the date (which date shall be no later than the date designated as the "Last Acceptance Date" on Schedule No. 2 to Lease Supplement No. 1) on which Lessee irrevocably and unconditionally accepts the Aircraft for lease under the Lease as evidenced by the execution and delivery of Lease Supplement No. 1 relating thereto dated such date.

     ADDITIONS shall have the meaning set forth in the Maintenance and Return Addendum hereto.

     ADMINISTRATIVE CHARGE shall mean an amount equal to five percent (5%) of the amount payable to which such charge applies.

     ALTERATIONS shall have the meaning set forth in the Maintenance and Return Addendum hereto.

     AIRCRAFT shall mean (i) the Airframe, (ii) the Engines, and (iii) to the extent applicable, the Records.

     AIRFRAME shall mean (i) the Aircraft described in Schedule No. 1 to Lease Supplement No. 1, and shall not include the Engines and (ii) any and all Parts from time to time incorporated in, installed on or attached to such Aircraft and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of this Lease after removal from the Aircraft.

     ASSIGNEE shall have the meaning set forth in Section 12 of the Lease.

     BASIC RENT shall have the meaning set forth in Section 3 of the Lease.

     BUSINESS DAY shall mean any day other than a Saturday, Sunday or other day on which banks located in Providence, Rhode Island are closed or are authorized to close.

     CASUALTY VALUE for any Basic Rent Date shall be the amount equal to that portion of the Lessor's Cost remaining due and outstanding hereunder together with all other sums then due and outstanding under the Lease.

     CHARTER OPERATOR shall have the meaning set forth in Section 12 of the Lease.

     CLAIMS shall have the meaning set forth in Section 11 of the Lease.

     CLOSING DOCUMENTS shall mean the documents identified as such on Lease Supplement No. 2 and such other documents as Lessor shall consider necessary or advisable in order to convey to Lessor title to the Aircraft as contemplated under the Lease, which documents shall be in form and substance satisfactory to Lessor.

     DEFAULT shall mean an event or circumstance that, after the giving of notice or lapse of time, or both, would become an Event of Default.

     END OF TERM PAYMENT shall have the meaning set forth in Section 3 (e) of the Lease.

     ENGINE shall mean (i) each of the engines and, if applicable, the auxiliary power units described and listed by manufacturer's serial numbers in Schedule No. 1 to Lease Supplement No. 1 and currently installed on the Airframe covered by such Lease Supplement whether or not thereafter installed on such Airframe or any other airframe from time to time; (ii) any engine and/or auxiliary power unit which may from time to time be substituted, pursuant to the applicable terms of this Lease, for an Engine leased hereunder and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine, engine and/or auxiliary power unit or any and all Parts removed therefrom so long as Lessor shall retain an interest therein in accordance with the applicable terms of this Lease after removal from such Engine. The term "ENGINES" means, as of any date of determination, all Engines leased hereunder.

     EVENT OF DEFAULT shall have the meaning set forth in Section 13 of the Lease.

     EVENT OF LOSS with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing ("REQUISITION OF USE"); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Lessee, prior to the expiration of six-month period, shall have undertaken and, in the opinion of the Lessor, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months; (v) with respect to an Engine, the removal thereof from the Airframe for a period of six (6) consecutive months or longer, whether or not such Engine is operational or (vi) an Engine is returned to the Manufacturer, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "RETURN TO MANUFACTURER"). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

     FAA shall mean the United States Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration and the Department of Transportation, or any person, governmental department, bureau, authority, commission or agency succeeding the functions of any of the foregoing.

     FAA COUNSEL shall mean Messrs. Daugherty, Fowler, Peregrin & Haught, 204 North Robinson, Suite 900, Oklahoma City, Oklahoma 73102, or such other counsel as Lessor may designate.

     IMPOSITIONS shall have the meaning set forth in Section 8 of the Lease.

     INDEMNITEE shall mean each of Lessor, its successors and assigns and its affiliates, subsidiaries, officers, directors, stockholders, members, employees, servants and agents of Lessor.

     LATE PAYMENT RATE shall mean the lesser of a rate equal to 1.5% per month or the highest rate permitted by applicable law. The Late Payment Rate shall be computed on the basis of a 360-day year and a 30-day month.

     LEASE SUPPLEMENT shall mean a supplement to the Lease to be entered into as of the Acceptance Date by Lessor and Lessee, which supplement shall be substantially in the form as attached to the Lease and identified as either Lease Supplement No. 1 or Lease Supplement No. 2 both of which are attached to the Lease and made a part thereof.

     LESSOR'S COST shall have the meaning set forth in Schedule No. 2 to Lease Supplement No. 1 to the Lease.

     LESSOR'S LIENS shall mean any Lien on the Aircraft arising as a result of
(1) claims against or affecting Lessor not related to the Lease or the transactions contemplated thereby, (2) acts or omissions of Lessor not contemplated or permitted under the Lease and/or the documents contemplated thereby, (3) Impositions imposed against Lessor that are not to be indemnified by Lessee pursuant to terms of the Lease or the documents contemplated thereby and/or (4) claims against Lessor arising out of a transfer by Lessor of any interest in the Aircraft, other than a transfer by Lessor pursuant to an Event of Loss, to any Assignee, pursuant to the exercise of any remedy by Lessor or pursuant to the exercise or non-exercise of any option by Lessee set forth in the applicable Addendum hereto.

     LIENS shall mean all liens, charges, security interests, and encumbrances of every nature and description whatever, including, without limitation, liens, charges, security interests and encumbrances with respect to Impositions, (other than Lessor's Liens) and rights of third parties under management, pooling, interchange, overhaul, repair or other similar agreements or arrangements.

     MANUFACTURER shall mean the manufacturers identified on Schedule No. 1 to Lease Supplement No. 1 to the Lease and their respective successors and assigns.

     MSP CONTRACT shall mean that certain Honeywell MSP Gold Program Contract No. 6101A service and maintenance contract or such other maintenance contracts entered into from time to time by Lessee, in form and substance satisfactory to Lessor, which provide for the maintenance and/or overhaul of the Engines.

     PARTS shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Additions or Engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine for so long as Lessor shall retain an interest therein in accordance with the applicable terms of this Lease.

     PERMITTED LIENS shall mean (a) the respective rights of others under agreements or arrangements to the extent expressly provided and permitted by the terms of Section 12 of the Lease, (b) Lessor's Liens and (c) Liens for taxes either not yet due or being contested by Lessee in good faith and inchoate materialmen's, mechanic's, workmen's, repairmen's, employee's or other like Liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances and/or security have, in Lessor's sole judgment, been provided to Lessor) with due diligence and by appropriate proceedings, if counsel for Lessor shall have determined in its sole opinion that the nonpayment of any such tax or Lien or the contest of any such payment in such proceedings does not and will not adversely affect the title, property or rights of Lessor.

     PERSON shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

     RECORDS shall mean any and all logs, manuals, certificates and date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any Manufacturer of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise, which Records shall be at all times the property of the Lessor after the Acceptance Date.

     RENT shall have the meaning set forth in Section 3 of the Lease.

     REQUISITION OF USE shall have the meaning set forth in the Event of Loss definition contained herein.

     RETURN TO MANUFACTURER shall have the meaning set forth in the Event of Loss definition contained herein.

     SUPPLEMENTAL RENT shall have the meaning set forth in Section 3 of the Lease.

     TERM shall mean the number of months set forth on Schedule No. 2 to Lease Supplement No. 1 together with the period, if any, from and including the Acceptance Date.

     UCC shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

                             LEASE SUPPLEMENT NO. 1
                            (Acceptance Certificate)

     AIRCRAFT LEASE dated as of August ___, 2003, (the "LEASE") by and between SOUTHWEST CARTAGE, INC., as lessor ("LESSOR"), and ELITE FLIGHT SOLUTIONS, INC., as lessee ("LESSEE").

     (a) THE AIRCRAFT.

     Lessee hereby acknowledges, agrees and certifies that the Aircraft as set forth and described in Schedule No. 1 hereto is in Lessee's possession, has been inspected by Lessee to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Lessee and suitable for Lessee's purposes, and is, as of the date set forth below, unconditionally, irrevocably and fully accepted by Lessee for lease under the Lease. Lessee hereby further unconditionally and irrevocably reaffirms its acknowledgments and agreements in the Lease. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Lease.

     (b) REPRESENTATIONS BY LESSEE.

     Lessee hereby represents and warrants to Lessor that on the date hereof:

     (1) The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof, with the same force and effect as if the same had been made on this date.

     (2) Lessee has satisfied or complied with all conditions precedent and requirements as set forth in the Lease and Lease Supplements which are required to be or to have been satisfied or complied with on or prior to the date thereof.

     (3) No Default or Event of Default under the Lease has occurred and is continuing on the date hereof.

     (4) Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

     (5) Lessee has furnished no equipment for the Aircraft other than as stated on Schedule No. 1 hereto or permitted as an Addition thereto pursuant to the Lease.

     (6) The facts, terms, information, description and costs set forth in the attached Schedules No. 1, No. 2 and No. 2-A hereto are true, complete, accurate and correct.

     (7) Lessee has the form of business organization indicated in the caption of this Lease and is duly organized and existing in good standing under the laws of the state listed in the caption of this Lease. Lessee's exact legal name as shown on its certificate or articles of incorporation or bylaws, or certificate or articles of organization, each as amended as of the date of this Lease, is as set forth in the caption of this Lease. Lessee shall not change its legal name without thirty (30) days' prior written notice to Lessor. Lessee's state-issued organizational identification number (if any) is as set forth in Schedule No. 2 to Lease Supplement No. 1; and if Lessee's organizational identification number changes, or if Lessee currently has no such organizational identification number, but is subsequently issued such a number, Lessee shall immediately notify Lessor thereof. The chief executive offices and principal place of business of Lessee is located at the address set forth in the first paragraph of this Lease, and Lessee agrees to give Lessor thirty (30) days' prior written notice of any relocation of said chief executive offices or principal place of business from its present location.

     Date of unconditional, irrevocable and final acceptance by Lessee:

     August    , 2003.
            ---

     IN WITNESS WHEREOF, Lessee has caused this Lease Supplement No. 1 to be duly executed by its officer thereunto duly authorized.


                                               ELITE FLIGHT SOLUTIONS, INC.


                                               By:
                                                   -----------------------

                                               Title:
                                                   -----------------------

                                               Date:
                                                   -----------------------

                                 SCHEDULE NO. 1

                                       TO

                             LEASE SUPPLEMENT NO. 1


DESCRIPTION OF AIRCRAFT

Cessna Citation III model 650 aircraft that consists of the following components:

     (a) Airframe bearing FAA Registration Mark N650CB and manufacturer's serial number 650-0084.

     (b) Two (2) Honeywell TFE-731-3C-100S model engines bearing manufacturer's serial numbers 87281 and 87284, (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and as may be more particularly described hereinafter:

     See SCHEDULE A that is attached hereto and made a part hereof.

     (d) One (1) Turbomach Inflight Model T40C3A1 auxiliary power unit bearing manufacturer's serial number E925041.

     Manufacturer of Airframe: Cessna Aircraft Company
     Manufacturer of Engines:           Honeywell

                                   SCHEDULE A
                                   ----------

                       1985 CESSNA CITATION III MODEL 650
                   SERIAL NUMBER 650-0084 REGISTRATION N650CB

AIRFRAME:                                                              ENGINES:  GARRETT TFE-731-3C-100S
                                                                       #1       #2
5,675    Total Hours                                                   5,425    5,514 Hours Since New
5,137    Total Landings                                                2,296    2,385 Hours Since CORE
                                                                         307      248 Hours Since MPI
                                                                       4,927    4,991 Cycles Since New

ENGINES ENROLLED ON MSP GOLD PROGRAM                                   APU:  PATS INSTALLED TURBOMACH
                                                                       (INFLIGHT)
PHASE I - V INSPECTION:  DUNCAN AVIATION    SEPT 2001                  1,243 Hours Since New
PHASE I - IV INSPECTION:  CESSNA NEWBURGH   JULY 2002                  2,731    Cycles Since New
PRE-PURCHASE INSPECTION:  CESSNA WICHITA    SEPT 2002
CESCOM MAINTENANCE

                                            AVIONICS
DUAL SPERRY SPZ-650 FLIGHT DIRECTORS                                   King KHF-950 HF w/SELCAL
Dual Collins CTL-22 Comm's                                             Dual AD-650A ADI's
Dual Collins CTL-32 Navs                                               Dual RD-650A HSI's
Dual Collins DME-42 DME's                                              Dual Collins RMI-30
Dual Collins CTL-62 ADF's                                              HONEYWELL TCAS II
Dual Collins CTL-92 Transponders                                       Fairchild 100 CVR
Sperry Primus 400 SL Color Radar                                       WULFSBERG VI FLITEFONE
         w/ DATA NAV III                                               Honeywell ADC-800 Air Data Computer
GLOBAL GNS-XLS LONG RANGE NAV                                          Sperry SPZ-650 Autopilot

                                            FEATURES/OPTIONS
INCREASED GROSS WEIGHT (21,500 LBS.)                                   3M Stormscope (Series II)
Three Disc Brakes                                                      Dual 44 AMP Batteries
Sunstrand Air Cycle Machines                                           Dual Davtron Clocks
WEMAC BOOST

                                    INTERIOR
New fireblocked eight passenger Citation VII style executive interior featuring six seats in a mid-cabin club configuration with a forward two-place side-facing divan all upholstered in beige leathers. Two executive tables are located at the club positions with two Slimline tables at both of the aft cabin forward facing seats. The cabin features a soft beige ultraleather headliner and windowline panels along with custom, hand tufted Elara patterned taupe carpeting. The cabinetry is finished in new high gloss bronze ribbon mahogany throughout the cabin. There is a full size forward left side deluxe refreshment center and a forward right side closet. The lavatory features and aft vanity with closet and the lavatory seat is belted for a ninth passenger. Interior refurbished in January, 2003.

                                    EXTERIOR
Overall Matterhorn White with Black Velvet and Carter Gold accent stripes New January, 2003

                                 SCHEDULE NO. 2

                                       TO

                             LEASE SUPPLEMENT NO. 1


FINANCIAL TERMS

Rent Commencement Date:                  August____, 2003

Term: 9 months commencing with the Rent Commencement Date through and including the Expiration Date

Basic Rent Dates:                        the ____ day of each and every calendar
                                         month from and including the First
                                         Basic Rent Date through and including
                                         the Last Basic Rent Date

First Basic Rent Date:                   August ____, 2003

Last Basic Rent Date:                    April ____, 2004

Expiration Date:                         May ____, 2004

Primary Hangar Location:                 Dolphin Aviation FBO
                                         Sarasota-Bradenton Airport
                                                     , Florida
                                         ------------

Lessee's Organizational
    Identification Number
                                         ----------------------

Acceptance Date:                         August ____, 2003

Last Acceptance Date:                    August ____, 2003

Lessor's Cost:                           $3,850,000.00

                                SCHEDULE NO. 2-A
                                       TO

                             LEASE SUPPLEMENT NO. 1

FINANCIAL TERMS (continued)




"BASIC RENT" Payments of Basic Rent shall be calculated as follows: On the First Basic Rent Date, Lessee shall pay to Lessor the sum of $300,000.00 as and for a repayment of the Lessor's Cost. On each of the succeeding four Basic Rent Dates, Lessee shall pay to Lessor the sum of $100,000.00 as and for a repayment of the Lessor's Cost. In addition to the foregoing payments, on each Basic Rent Date hereunder, Lessee shall pay to Lessor an amount equal to interest at the Index Rate on the then outstanding Lessor's Cost for the period to which the Basic Rent payment corresponds.

For purposes hereof, the term "INDEX RATE" shall mean the "PRIME RATE" as published in THE WALL STREET JOURNAL in effect on the 15th day of the month preceding the Basic Rent Date for which Basic Rent is being calculated plus one percent (1.00%) (or if THE WALL STREET JOURNAL is not published on such day, the next preceding day on which THE WALL STREET JOURNAL is published). In the event that THE WALL STREET JOURNAL is not published or does not report a Prime Rate for seven consecutive Business Days, a comparable rate shall be selected by Lessor in its reasonable discretion. The Index Rate shall be calculated on a per annum basis and shall be calculated on the basis of a year of three hundred sixty (360) days comprised of twelve (12) months of thirty (30) days each.

                             LEASE SUPPLEMENT NO. 2
                                 (Closing Terms)

     AIRCRAFT LEASE dated as of August ___, 2003, (the "LEASE") by and between SOUTHWEST CARTAGE, INC., as lessor ("LESSOR"), and ELITE FLIGHT SOLUTIONS, INC., as lessee ("LESSEE"). All capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Lease.

CLOSING DOCUMENTS:

     On or prior to the Acceptance Date, Lessee has delivered or caused to be delivered the following Closing Documents to Lessor:

     1. A certificate or certificates, executed by the Lessee's secretary or other authorized representative certifying: (A) that execution, delivery and performance of this Lease and all ancillary documentation and the entrance by Lessee into the transactions contemplated hereby and thereby have been authorized and (B) the name(s) of the person(s) authorized to execute and deliver such documents on behalf of Lessee together with specimen signature(s) of such person.

     2. A certificate of insurance as to the coverage required under the Lease accompanied, if requested by Lessor, by the applicable policies and reports of insurance brokers or underwriters pursuant thereto as to the conformity of such coverage with such requirements.

     3. Evidence that FAA Counsel has received in escrow: (A) the executed AC Form 8050-1 Aircraft Registration Application (the "REGISTRATION APPLICATION") (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof) in the name of Lessee; (B) such other documents as are necessary, in the opinion of Lessor's counsel and/or FAA Counsel to evidence and perfect Lessor's interest in the Aircraft and (C) executed duplicates of the Lease, all Riders hereto requiring separate execution, and Lease Supplements No. 1 and 2 executed in triplicate, all the foregoing being in proper form for filing with the FAA.

     4. UCC financing statements executed by Lessee with respect to the Aircraft and the Collateral (and, where needed, assignment, release and/or termination statements with respect to UCC financing statements of record evidencing an interest in the Aircraft and/or Collateral) in all places which are, in Lessor's opinion, necessary or appropriate to protect Lessor's interest therein.

     5. That certain Consent to Lease and Assignment among Fleet Capital Corporation, Lessor and Lessee, executed by Lessee and such other documents as are reasonably required to effect the provisions of such agreement.

     6. Such other documents, certificates and opinions, and evidence of such other matters, as Lessor, Lessor's counsel or FAA Counsel may reasonably request.

CONDITIONS SUBSEQUENT:

     On or subsequent to the Acceptance Date, but not later than the date of the Aircraft's first flight under the leasehold conveyed herein, Lessee shall provide written confirmation to Lessor that copies of the Registration Application and Standard Airworthiness Certificate (FAA Form AC 8100-2) pertaining to the Aircraft have been properly placed on the Aircraft.

     In addition, prior to the date of the Aircraft's first flight under the Lease, Lessee shall provide Lessor with written confirmation that:

     1. A copy of the Lease, including Lease Supplements No. 1 and No. 2, has been properly placed on the Aircraft;

     2. A copy of the Lease, including Lease Supplements No. 1 and No. 2 thereto, was mailed, within 24 hours following execution thereof, to the Flight Standards Technical Division of the FAA; and

     3. Lessee has notified the FAA (such notification to have been given by facsimile transmission, telephone or in person to the FAA Flight Standards District Office, General Aviation District Office nearest the airport where such flight will originate) concerning the first flight of the Aircraft under this Lease at least 48 hours prior to takeoff.

     IN WITNESS WHEREOF, effective as of August ___, 2003 the parties hereto have each caused this Lease Supplement No. 2 to be duly executed by their respective officers, thereunto duly authorized.

                                                  SOUTHWEST CARTAGE, INC.


                                                  By:
                                                      -------------------------

                                                  Name:
                                                      -------------------------

                                                  Title:
                                                      -------------------------


                                                  ELITE FLIGHT SOLUTIONS, INC.


                                                  By:
                                                      -------------------------

                                                  Name:
                                                      -------------------------

                                                  Title:
                                                      -------------------------

     INSURANCE ADDENDUM ("INSURANCE ADDENDUM") to Aircraft Lease (MSN 650-0084) dated as of August ___, 2003, (the "LEASE") by and between SOUTHWEST CARTAGE, INC., as lessor ("LESSOR"), and ELITE FLIGHT SOLUTIONS, INC., as lessee ("LESSEE").

     All capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions hereof, whereupon this Insurance Addendum shall be deemed to be a part of the Lease.

     The following provisions are hereby incorporated into the Lease:

INSURANCE.

     (a) AIRCRAFT LIABILITY AND PROPERTY DAMAGE INSURANCE. Lessee shall maintain at its own cost and expense for the entire Term with insurers satisfactory to Lessor, (i) comprehensive aircraft and general public liability insurance against bodily injury and property damage claims including, without limitation, contractual liability, premises damage, public liability, death and property damage liability, public and passenger legal liability coverage in an amount not less than $100,000,000.00 for each single occurrence and (ii) personal injury liability in an amount not less than $25,000,000.00. Lessee shall also provide worker's compensation insurance with all-states coverage for the Aircraft's crew and maintenance personnel.

     (b) INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT. Lessee shall maintain at its own cost and expense for the entire Term with insurers satisfactory to Lessor, all-risk ground and flight aircraft hull insurance covering the Aircraft, including foreign object damage, fire and explosion coverage resulting from a collision, cargo, environmental (limited to pollutants released because of a crash or collision of the Aircraft or related to an emergency causing abnormal operation of the Aircraft), damages resulting, from ingestion and lightning and associated electrical damage and comparable insurance with respect to any Engines or Parts while removed from the Aircraft, and with respect to any engines or parts while temporarily installed on the Aircraft, provided that such insurance shall at all times be in an amount not less than the Lessor's Cost of the Aircraft (such amount determined at the Rent Commencement Date and at each anniversary thereof for the next succeeding year throughout the Term). Lessee shall maintain in effect hijacking (air piracy) insurance with respect to the Aircraft in a face amount of not less than the Lessor's Cost, which shall be in full force and effect worldwide throughout any geographical areas at any time traversed by the Aircraft. Such insurance shall also include diminution in value, war risk, governmental confiscation and expropriation and related insurance.

     (c) LESSOR AS ADDITIONAL INSURED; NOTICE. Any policies of insurance carried in accordance with this Insurance Addendum and any policies taken out in substitution or replacement of any such policies (i) shall be amended to name Lessor as the owner of the Aircraft and Lessor and/or, at the request of Lessor, Lessor's lender as additional insureds as their interests may appear, (ii) with respect to insurance carried in accordance with paragraph (b) of this Insurance Addendum covering the Aircraft, shall provide that any amount payable thereunder which exceeds $100,000.00 in the aggregate shall be paid directly to Lessor and/or, at the request of Lessor, Lessor's lender as loss payees and not to Lessor and Lessee jointly (and, so long as no Event of Default has occurred, such amounts shall be disbursed by Lessor to Lessee or other appropriate Persons in payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required by the Maintenance Addendum, or shall be disbursed by Lessor as otherwise required by the Lease), and that, provided no Default or Event of Default has occurred and is continuing, any amount(s) of less than $100,000.00 in the aggregate shall be paid to Lessee (and such amounts shall be applied by Lessee to pay the costs of such repairs), (iii) shall provide for thirty (30) days written notice by such insurer of cancellation, change, non-renewal or reduction and (iv) shall provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee. Each shall be primary insurance, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. Lessee shall arrange for appropriate certification as to the satisfaction of the requirements set forth above in this Insurance Addendum to be delivered to Lessor not later than the Acceptance Date by each such insurer or underwriter therefor, which certification shall specifically acknowledge that the insurance is in conformity with this Insurance Addendum. Notwithstanding the foregoing, Lessee shall promptly provide Lessor with a copy of each policy of insurance required hereunder if it so requests.

     (d) REPORTS, ETC. Upon Lessor's request, Lessee shall furnish to Lessor a report describing in reasonable detail the insurance then carried and maintained on the Aircraft and certifying that such insurance complies with the terms hereof and, if Lessor shall so request, a copy of each applicable policy. In the event Lessee shall fail to maintain insurance as herein provided, Lessor may, at its option, provide such insurance, and Lessee shall, upon demand, reimburse Lessor for the cost thereof, together with interest at the Late Payment Rate from the date of payment through the date of reimbursement.

     (e) AGREED VALUE. Anything herein to the contrary notwithstanding, at all times while the Aircraft is subject to this Lease, the insurance required hereunder shall be for an amount on an "agreed value" basis not less than the Lessor's Cost.

     (f) NO RIGHT TO SELF-INSURE. Lessee shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder. Lessee agrees to give Lessor prompt notice of any damage to or loss of, the Aircraft, or any part thereof.

     (g) ATTORNEY-IN FACT. Effective upon the occurrence of an Event of Default or Default, Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents, settle, adjust, receive payment, make claim or proof of loss, endorse Lessee's name on any checks, drafts or other instruments in payment of such claims and to take any action as Lessor (and any such assignee, mortgagee and/or lender) deems necessary or appropriate to carry out the intent of this Insurance Addendum or any agreements, documents or instruments related thereto and to endorse Lessee's name on any checks, drafts or other instruments in payment of claims. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto.




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

     MAINTENANCE ADDENDUM ("MAINTENANCE ADDENDUM") to Aircraft Lease (MSN 650-0084) dated as of August ___, 2003, (the "LEASE") by and between SOUTHWEST CARTAGE, INC., as lessor ("LESSOR"), and ELITE FLIGHT SOLUTIONS, INC., as lessee ("LESSEE").

     All capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Lease. Except as set forth herein, all of the terms and conditions of the Lease and any supplements, schedules, addenda, exhibits or the like entered into pursuant to the Lease remain in full force and effect. Execution of the Lease by Lessee and Lessor shall be deemed to constitute execution and acceptance of the terms and conditions hereof, whereupon this Maintenance Addendum shall be deemed to be a part of the Lease.

     The following provisions are hereby incorporated into the Lease:

     MAINTENANCE OF AIRCRAFT.

     (a) MAINTENANCE AND OPERATION. During the Term, Lessee, at its own cost and expense, shall (i) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine in accordance with FAA approved and Manufacturer's recommended maintenance programs, including, without limitation, the MSP Contract; (ii) maintain (in the English language) all Records and (iii) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft. All maintenance procedures shall be performed in accordance with all FAA and Manufacturer's standards and procedures by properly trained, licensed, and certified maintenance sources and maintenance personnel at a Cessna Citation Service Center utilizing replacement parts approved by the FAA and the Manufacturer, so as to keep the Airframe and each Engine and Part in good operating condition, ordinary wear and tear alone excepted, and to enable the airworthiness certificate for the Aircraft to be continually maintained.

     In the event any Engine is damaged or is being inspected or overhauled and provided no Event of Default or Default has occurred and is continuing, Lessee, at its option, may substitute another engine of the same make and model as the Engine being repaired or overhauled provided such Engine is approved by the FAA and the manufacturer of the Airframe for use on the Aircraft (any such substitute engine being hereinafter referred to as a "LOANER ENGINE") during the period of such repair or overhaul and provided further (x) installation of the Loaner Engine is performed by an FAA and manufacturer certified mechanic with respect to an aircraft of the type of the Aircraft, (y) the Loaner Engine is removed and the repaired or overhauled original Engine is reinstalled on the Airframe promptly upon completion of the repair or overhaul of the original Engine but in no event later than the expiration, cancellation or earlier termination of the Term and (z) the Loaner Engine is free and clear of all Liens and is maintained in accordance herewith.

     (b) ADDITIONS, ALTERATIONS AND REPLACEMENT PARTS. Lessee shall be entitled from time to time during the Term to acquire and install on the Aircraft at Lessee's own cost and expense (and Lessor hereby appoints Lessee to be Lessor's agent for such purpose, so long as no Event of Default or Default has occurred and is continuing), any additional accessory, device or equipment as may be available at such time ("ADDITIONS") but only so long as such Additions (i) are ancillary to the Aircraft; (ii) are not required to render the Aircraft complete for its intended use by Lessee; (iii) will not impair the originally intended function or use of the Aircraft or diminish the value of the same and shall become subject to the interest of Lessor created by the Lease and (iv) can be readily removed without causing material damage to the Aircraft. Any Addition shall become subject to the interest of Lessor created by the Lease.

     Any alteration or modification ("ALTERATIONS") with respect to the Aircraft that may at any time during the Term be required to comply with any applicable law or any governmental rule or regulation, including, without limitation, any airworthiness directives, shall be made at the expense of Lessee.

     Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, taken, destroyed, seized, confiscated, requisitioned, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever.

     Lessee shall repair all damage to the Aircraft resulting from the installation and removal of Additions, Alterations and/or replacement parts so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

     Alterations and/or replacement parts shall be deemed accessions, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

     (c) AIRCRAFT MARKING. Lessee agrees, at its own cost and expense, to (i) cause the Airframe and the Engines to be kept numbered with the identification or serial number therefor as specified in Schedule No. 1 to Lease Supplement No. 1 hereof; (ii) prominently display on the Aircraft that "N" number, and only that "N" number, specified in Schedule No. 1 to Lease Supplement No. 1 or such other "N" number as has been approved in writing by the Lessor and duly recorded with the FAA and (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration, appearance or coloring of the Aircraft from the time the Aircraft is accepted by Lessee hereunder (other than changes in configuration mandated by the FAA or changes which are reasonably consistent with the configuration, appearance and coloring of the Aircraft as of the Acceptance Date) and in the event of any such change or modification of configuration, coloring or appearance, (other than as permitted hereby) at the request of Lessor to restore the Aircraft to the configuration, coloring and/or appearance of the Aircraft as of the Acceptance Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration.

     (d) INSPECTIONS. Lessor shall have the right, but not the duty, to inspect the Aircraft, any component thereof and/or the Records, at any reasonable time and from time to time, wherever located, upon twenty four (24) hours prior notice to Lessee. Upon request of Lessor, Lessee shall confirm to Lessor the location of the Aircraft and shall, at any reasonable time and from time to time, upon twenty four (24) hours prior notice to Lessee, make the Aircraft and/or the Records available to Lessor for inspection.




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